Exhibit 10.138

        Amendment No. 1 to Agreement for Commitment to Purchase Aggregate
                     of $10,000,000 of 5% Promissory Notes

By their signatures below, the parties hereby agree to amend the the Agreement for Commitment to Purchase Aggregate of $10,000,000 of 5% Promissory Notes (the "Agreement") dated November 13, 2003 between Calypte Biomedical Corporation (the "Company") and Marr Technologies BV ("MTBV"). Capitalized terms employed in this Amendment shall have the same meaning as in the Agreement. The Agreement is hereby amended as follows:

1.    The Commitment Amount is hereby increased to be $15,000,000.

2. Paragraph III.b. of the agreement shall remove the conditional expiration of the Agreement on March 31, 2004 should the Company not have its Common Stock listed on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market or Nasdaq Small Cap Market by that date.

      Amended paragraph III.b. shall read as follows, in its entirety:

      "This agreement shall terminate on May 31, 2005."

3. Paragrpah III f v. of the agreement shall be amended by the removal of the words "Except with respect to a Note issued within the month following the First Availability Date,"

      Amended paragraph III f v. shall read as follows, in its entirety:

      "The common stock of the Issuer ceases to be listed on a recognized stock exchange in the United States of America; or"

4. In conjunction with this Amendment and as a fee for the increase in the Commitment Amount aforesaid, the Company shall grant to MTBV or its assignee, as of the effective date of this Amendment No. 1, a warrant to purchase 400,000 shares of the Company's common stock, $0.03 par value. The warrant shall be immediately exercisable for two years from the date of grant at an exercise price equivalent to a 20 per cent discount to the closing trade price of the Company's stock on the grant date. The warrant shall be in substantially the form of Exhibit A hereto.

5. The members of the Company's Board of Directors shall, by vote at a duly-noticed meeting or by written consent, unanimously approve the Company's issuance of any Note under the Agreement.

6.    All other terms and conditions of the Agreement shall remain unchanged.

This Amendment No. 1 shall be effective as of March 19, 2004.

MARR TECHNOLOGIES BV
(PURCHASER)

By:     /s/ Janak K. Basnet
        ------------------------
Name:   Janak K. Basnet
Title:  Duly Authorized Attorney



CALYPTE BIOMEDICAL CORPORATION
(ISSUER)

By:    /s/ Richard D. Brounstein
       -------------------------
       Richard D. Brounstein
       Executive Vice President and CFO